Exhibit 10.8B

AMENDMENT NO. 1 TO

DEFERRED INCOME PLAN FOR NON-EMPLOYEE DIRECTORS, AS
AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

WHEREAS, in December 2007, the Board of Directors of Textron Inc. (the “Company”) adopted certain amendments to the Deferred Income Plan for Non-Employee Directors (the “Plan”);

WHEREAS, the text of the Plan incorporating such amendments inadvertently eliminated references to “meeting fees” in certain provisions of the Plan which would have had the effect of no longer allowing Directors to defer meeting fees into the Plan;

WHEREAS, since December 2007, the Company has continued to allow Directors to defer meeting fees into the Plan pursuant to the annual letter to Directors related to the Plan and the election form for deferrals under the Plan which clearly allow the deferral of meeting fees;

WHEREAS, the Company wishes to bring the plan document back into conformity with administrative practice and with the Board’s intent;

NOW, THEREFORE, in order to improve the administration of the Plan, the Company hereby amends the Plan as follows:

1.                           Section 1.04(b) of the Plan is hereby amended to reinstate the words “or meeting fees” after the parenthetical.

2.                           Section 2.02 of the Plan is hereby amended to reinstate the words “or meeting fees” after the parenthetical in the first sentence of such section.

IN WITNESS WHEREOF, Textron Inc. has caused this amendment to be executed by its duly authorized officer.

TEXTRON INC.

Dated: November 6, 2012	By	/s/ Cheryl H. Johnson
Cheryl H. Johnson
Executive Vice President, Human Resources